Exhibit 99.1

FOR IMMEDIATE RELEASE
MaxLinear Announces Preliminary Fourth Quarter 2015 Revenue Above Previous Guidance Midpoint, and Provides Preliminary First Quarter 2016 Revenue Outlook
Carlsbad, Calif. - January 6, 2016 MaxLinear Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, and for data center, metro, and long-haul fiber networks, today provided preliminary fourth quarter 2015 revenue results and first quarter 2016 revenue guidance.
MaxLinear currently anticipates revenue for the quarter ending December 31, 2015 to be approximately $99 million, compared to prior guidance of between $95 million and $100 million. MaxLinear also expects revenue in the first quarter of 2016 to be flat to up 5%, or $99 million to $104 million.
Management Commentary
“As we witnessed relative strength across our business toward the end of the fourth quarter 2015, we are pleased to announce a revised preliminary revenue outlook that is at the higher end of our prior guidance range. More significantly, the stronger-than-anticipated demand environment has led to improved visibility into the first quarter 2016. We expect first quarter 2016 revenue to be roughly flat to modestly up relative to the fourth quarter 2015," said Kishore Seendripu, MaxLinear President and CEO. “We expect strength to come from increased demand for our market leading satellite and cable front-ends, Legacy Video SoCs used in cable HD-DTA deployments, and a continued ramp in our emerging high-speed optical interconnect products.”
These financial results are preliminary and subject to MaxLinear's customary quarterly closing and review procedures, including completion of the audit of MaxLinear’s fiscal 2015 financial statements. No conference call will be held in conjunction with this press release.
MaxLinear will be hosting one-on-one meetings from January 6 through January 8, 2016 at the Consumer Electronics Show in Las Vegas, and will be presenting at the Needham Growth Conference in New York City on Jan 13, 2016. The Needham presentation will be available live via webcast at http://investors.maxlinear.com, and replays will be available at our website for two weeks after the conference. MaxLinear's presentation is scheduled to begin at 3:30 p.m. (Eastern Time).
Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for fourth quarter 2015 revenue); our current revenue outlook for the first quarter of 2016; and trends and opportunities in our product markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, among others, completion of our financial statements for the fourth quarter of 2015; the audit of our fiscal 2015 financial statements by our independent registered public accounting firm; the accuracy of our assumptions concerning customer demand for the first quarter of 2016; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; integration risks arising from our recent acquisition of Entropic Communications, Inc.; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 filed with the SEC on March 12, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Additional risks, uncertainties, and other information will be contained in our Annual Report on Form 10-K for the year ending December 31, 2015.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL) is a global provider of integrated, radio frequency, and mixed-signal integrated circuits and SoCs. The company is a pioneer in multimedia over coax alliance (MoCA) technology and its products serve broadband communications and infrastructure industries, including cable TV, satellite TV, data center, metro, and long-haul optical transport network applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Brian Nugent, CFA
Finance and Investor Relations Manager
Tel: 949-333-0237
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092